UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): September 24, 2015

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Commitment Letter

On September 2, 2015, Lannett Company, Inc. (“Lannett”) signed a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“MSSF”) and Royal Bank of Canada (“Royal Bank” and, together with MSSF, the “Initial Lenders”), pursuant to which the Initial Lenders have committed to make loans to Lannett in an aggregate amount of up to $1.285 billion in connection with the proposed acquisition of Kremers Urban Pharmaceuticals Inc. (the “Credit Facility”). MSSF and RBC Capital Markets will act as the joint lead arrangers and joint bookname for the Credit Facility.  The Credit Facility consists of up to $1.285 billion of available borrowings under new senior secured credit facilities, which include a $125 million revolving credit facility and a $1.16 billion term loan facility.

On September 24, 2015, the Commitment Letter was amended and restated in its entirety to, among other things, add Citigroup Global Markets Inc. as an Initial Lender, and, together with MSSF and RBC Capital Markets, as a joint lead arranger and joint bookrunner, and to add Citizens Bank, National Association and PNC Bank, National Association as additional financial institutions providing the commitment thereunder.

The foregoing description of the Amended and Restated Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Commitment Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.35 and is incorporated by reference herein.

(d)                                              Exhibits

10.35                             Amended and Restated Commitment Letter dated as of September 24, 2015 among Lannett Company, Inc., Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, Citigroup Global Markets Inc., Citizens Bank, National Association and PNC Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Lannett has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: September 25, 2015

EXHIBIT INDEX

Exhibit:	Description:

10.35

Amended and Restated Commitment Letter dated as of September 24, 2015 among Lannett Company, Inc., Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, Citigroup Global Markets Inc., Citizens Bank, National Association and PNC Bank, National Association.